Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

     The following are the subsidiaries of WebMD Corporation:

Name	Jurisdiction of Incorporation
WebMD Corporation	Delaware
Advanced Business Fulfillment, Inc.	Missouri
CLD Corporation	Delaware
Envoy Corporation	Delaware
CareInsite LLC	Massachusetts
THINC, LLC (99%)	New York
THINC Acquisition Corp.	Delaware
THINC, LLC (1%)	New York
Claims Processing Service, Inc.	Connecticut
Envoy/ExpressBill, Inc.	Tennessee
Kinetra LLC	Delaware
IMS – Net of Arkansas, Inc.	Arkansas
IMS – Net of Central Florida, Inc.	Colorado
IMS – Net of Colorado, Inc.	Colorado
IMS – Net of Illinois, Inc.	Illinois
Illinois Medical Information Network, Inc.	Illinois
Minnesota Medical Communication Network, LLC	Colorado
MediFAX-EDI Holding Company	Delaware
MediFAX-EDI LLC	Tennessee
Medi, Inc.	California
MediFAX, Inc.	Tennessee
Medware Solutions, Inc.	Florida
MediFAX-EDI Holdings, Inc.	Delaware
MediFAX-EDI Services, Inc.	Delaware
National Electronic Information Corporation	Delaware
WebMD Clinical Services, LLC	Delaware
Healtheon Software India Pvt. Ltd.	India
Healtheon/WebMD Cable Corporation	Delaware
Healtheon/WebMD Internet Corporation	Delaware
HW International Holdings, Inc.	Delaware
WebMD International, LLC	Delaware
WebMD Canada Ventures, Inc.	Canada
WebMD UK Limited	England and Wales
HW Japan, Inc.	Delaware
LaPook Lear Systems, Inc.	New York
MDNX Acquisition Corp.	Florida
MedEAmerica Corporation	Delaware
Healthcare Interchange, Inc.	Missouri
MedE America Corporation of Ohio	Ohio
OnHealth Network Company	Washington
BabyData.com, Inc.	Delaware
Demand Management, Inc.	Colorado
Health Decisions International, LLC (30%)	Colorado
Health Decisions, Inc.	Delaware
Health Decisions International, LLC (70%)	Colorado
The Ornish Health Program, Inc.	California
PRX Holdings Corp.	Delaware
SNTC Holding, Inc.	Delaware
Porex Corporation	Delaware
Mupor Limited	England
Porex GmbH	Germany
Porex International, Inc.	Barbados
Porex Products Malaysia SDN, BHD	Malaysia
Porex Surgical Inc.	Delaware
Porex Surgical GmbH	Germany
SYN Healthcare Service, Inc.	California
SYNC Corp.	New Jersey
WebMD Domain Corp.	Delaware

Name	Jurisdiction of Incorporation
WebMD, Inc.	Georgia
Endeavor Technologies, Inc.	Georgia
MMM Acquisition Company	Delaware
Medscape Portals, Inc.	Delaware
MDhub, LLC	Connecticut
National Physicians DataSource, LLC	Connecticut
OW Corp	Delaware
Physicians Telephone Directory, Inc.	Connecticut
Telemedics, Inc.	Georgia
Wellmed, Inc.	Delaware
WebMD Practice Services, Inc.	Delaware
Adaptive Health Systems of Arizona, Inc.	Arizona
MAS Subsidiary, Inc.	Delaware
Medical Manager PCN, Inc.	Delaware
Benchmark Systems, Inc. of Louisiana	Louisiana
Medical Manager Research & Development, Inc.	Florida
Medical Manager Sales & Marketing, Inc.	California
Peachtree Associates, Inc.	Georgia
Personal Best!, Inc.	North Carolina
Preferred System Solutions, Inc.	Oklahoma
TouchPoint Software Corporation	Delaware
United Software Architects, Inc.	Texas